Exhibit (i)

[Letterhead of Sutherland Asbill & Brennan LLP]

May __, 2009

Javelin Exchange-Traded Trust

33 Witherspoon Street, Suite 210

Princeton, New Jersey 08540

Re:	Opinion of Counsel Regarding Issuance of Shares by the Javelin Exchange-Traded Trust; File Nos. 333-156024 and 811-22125

Dear Ladies and Gentlemen:

We have acted as counsel to the Javelin Exchange-Traded Trust (the “Trust”), a statutory trust organized under the laws of the State of Delaware, in connection with the registration of its shares of beneficial interest, no par value (“Shares”) under the Securities Act of 1933, as amended (the “1933 Act”). In such capacity, we have reviewed the Trust’s Registration Statement on Form N-1A under the 1933 Act and the Investment Company Act of 1940, as amended, as filed by the Trust with the Securities and Exchange Commission (the “Registration Statement”). We are familiar with the actions taken by the Trust and its Board of Trustees in connection with the organization of the Trust and the authorization, and the proposed issuance and sale, of Shares, including but not limited to the adoption of a resolution authorizing the issuance of Shares in the manner described in the prospectus contained in the Registration Statement (the “Prospectus”). In addition, we have reviewed the Trust’s Agreement and Declaration of Trust and such other documents and matters as we have deemed necessary to enable us to render this opinion. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

With respect to such examination and our opinion expressed herein, we have assumed, without any independent investigation or verification (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, and (v) that all certificates issued by public officials have been properly issued.  We also have assumed without independent investigation or verification the accuracy and completeness of all corporate records made available to us by the Trust and its investment adviser.

The opinions expressed in this letter are limited to the Statutory Trust Act of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws.  We express no opinion with respect to any other laws of the State of Delaware or the laws of any other jurisdiction.  We express no opinion as to any state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance and sale of the Shares.

Based upon and subject to the foregoing, we are of the opinion that:

The issuance of the Shares has been duly authorized, and when the Shares have been delivered to, and the agreed consideration has been fully paid at the time of such delivery by, the purchasers thereof, and the Registration Statement has become effective under the Act and remains effective at the time of the offer or sale of the Shares, the Shares will be validly issued, fully paid and non-assessable.

This opinion is limited to the matters expressly set forth herein, and no opinion may be implied or inferred beyond those expressly stated.  Our opinions and other statements expressed herein are as of the date hereof, and we have no obligation to update this letter or to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the “Legal Matters” section of the Registration Statement.  We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Act.

Respectfully submitted,

Bibb L. Strench, a partner